Exhibit 3.48

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “KW 2012C LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF OCTOBER, A.D. 2012, AT 5:33 O’CLOCK P.M.

5230572 8100	/s/ Jeffrey W. Bullock
121148909	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 9934980 DATE: 10-22-12

State of Delaware Secretary of State Division of Corporations Delivered 06:20 PM 10/19/2012 FILED 05:33 PM 10/19/2012 SRV 121148909 - 5230572 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is KW 2012C LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     ”).

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 19th day of October, 2012 .

By:	/s/ Kent Mouton
Authorized Person (s)

Name:	Kent Mouton

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KW 2012C LLC”, CHANGING ITS NAME FROM “KW 2012C LLC” TO “KWF MANAGER XII, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. 2012, AT 5:14 O’CLOCK P.M.

5230572 8100	/s/ Jeffrey W. Bullock
121331944	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0065248
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 12-13-12

State of Delaware Secretary of State Division of Corporations Delivered 06:09 PM 12/12/2012 FILED 05:14 PM 12/12/2012 SRV 121331944—5230572 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: KW 2012C, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article 1: Name of the Limited Liability Company is KWF Manager XII, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12 day of December     , A.D. 2012.

By:	/s/ Brigitte Boudress
Authorized Person(s)

Name:	Brigitte Boudress
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